UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 5, 2014

Naked Brand Group Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52381	N/A
(State or other	(Commission	(IRS Employer
jurisdiction	File	Identification No.)
of incorporation)	Number)

2 – 34346 Manufacturers Way, Abbotsford, BC V2S 7M1
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 877.592.4767

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement Private Placement Offering

On June 10, 2014, we entered into Subscription Agreements (collectively, the “Subscription Agreements”) with several investors (collectively, the “Purchasers”) in connection with a brokered private placement offering (the “Offering”) for aggregate gross proceeds of $6,159,482 through the sale of 246 units (the “Units”) at a price of $25,000 per Unit. Each Unit consisted of (i) a 6% convertible senior secured debenture in the principal amount of $25,000 (each, a “Debenture”) and (ii) warrants to purchase 166,667 of our common shares at an exercise price of $0.15 per share, subject to certain adjustment as set out in the warrant agreements (the “Warrants”).

In connection with the close of the Offering, we issued Debentures in the aggregate principal amount of $6,159,482. As consideration, we (i) received gross cash proceeds equal to $4,943,750, before deducting agent fees and other transaction-related expenses; and (ii) exchanged our 6% senior secured convertible notes in the aggregate amount of $1,094,159, being the principal and accrued interest due under such notes, for the issuance of Debentures in the aggregate principal amount of $1,215,732, at an exchange rate equal to ninety percent (90%) of the purchase price paid in the Offering.

In connection with the Offering, we have agreed to pay a cash commission of eight percent (8%) of the gross proceeds raised from certain of the Purchasers, and warrants to acquire common shares equal to eight percent (8%) of the aggregate number of shares issuable upon conversion of the Debentures and exercise of the Warrants with respect to certain of the Purchasers (the “Agent Warrants”), on the same terms as the Warrants, except that the Agent Warrants will (i) be exercisable at 100% of the conversion or exercise price of the Debentures and Warrants issued to the Purchasers in the Offering and (ii) contain a cashless exercise provision.

Terms of the Debentures

The aggregate principal amount of $6,159,482 matures on June 10, 2017 (the “Maturity Date”) and bears interest at the rate of 6% per annum, payable quarterly, in cash or in kind, at the option of our company, valued at the then conversion price of the Debentures. The Debentures, along with any accrued and unpaid interest thereon, may be converted at any time at the option of the holder into our common shares at a conversion price of $0.075 per share, subject to adjustment under the terms of the Debentures.

Repayment of the Debentures will be secured against all the assets of our company and its subsidiary, pursuant to a security agreement (the “Security Agreement”) between the company and an agent for the Purchasers.

The foregoing description of the Debentures and the Security Agreement do not purport to be complete and are qualified in their entirety by reference to such agreements, which are attached hereto as Exhibits, and are incorporated herein by reference.

Terms of the Warrants

Our company issued an aggregate of 41,063,295 Warrants to the Purchasers to purchase, for a period of five years from the date of issuance, up to 41,063,295 of our common shares at an initial exercise price of $0.15 per share, subject to adjustment. We have the right to call the Warrants if the volume weighted average closing price of our shares exceeds $0.40 per share for more than 20 consecutive trading days at any time after twenty four (24) months after the closing of the Offering. In that event, the Warrants will expire 30 days following the date we deliver notice in writing to the Warrant holders announcing the call of the Warrants.

The foregoing description of the Warrants does not purport to be complete and is qualified in its entirety by reference to the form of Warrant, which is attached hereto as an exhibit and is incorporated herein by reference.

Registration Rights Agreement

In connection with the entry into the Subscription Agreements, our company entered into a Registration Rights Agreement with each Purchaser (the “Registration Rights Agreement”), pursuant to which we have agreed to file, on or before the 60th calendar day following the execution thereof, a registration statement covering the resale of the shares issuable upon conversion of the Debentures and upon exercise of the Warrants, and to cause such registration statement to be declared effective by the Securities and Exchange Commission (the “Commission”) as soon as practicable thereafter, but not later than the 150th day following the date of the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the form of such agreement, which is attached hereto as and exhibit and is incorporated herein by reference.

2014 Long-Term Incentive Plan

On June 6, 2014, our board of directors approved, subject to shareholder approval, a 2014 Long-Term Incentive Plan (the “2014 Plan”), which provides for the grant of stock options, restricted shares, restricted share units and performance stock and units to directors, officers, employees and consultants of our company. The maximum number of our common shares reserved for issue under the plan is 110,000,000 shares subject to adjustment in the event of a change of the Company’s capitalization (as described in the 2014 Plan). Stockholder approval will be necessary under the provisions of the Long-Term Incentive Plan to ensure that awards qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code.

If approved by stockholders, the 2014 Plan will become effective immediately and no further option awards will thereafter be granted under our 2012 Stock Option Plan. Stock option awards granted under the 2012 Stock Option Plan prior to this date will remain outstanding in accordance with their terms. If the 2014 Plan is not approved, the 2012 Stock Option Plan will remain in effect, unchanged and available for new grants to the extent that new common shares are available

The 2014 Plan will be administered by our board of directors, except that it may, in its discretion, delegate such responsibility to a committee of such board.

The foregoing description of the 2014 Plan does not purport to be complete and is qualified in its entirety by reference to the form of such plan, which is attached hereto as an Exhibit and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is responsive to this Item 2.03 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Private Placement Offering

On June 10, 2014, pursuant to the terms of the Subscription Agreements, we issued the Debentures, the Warrants and the Agent Warrants. The offer and sale of these securities, pursuant to the terms of the Subscription Agreements, were issued to accredited investors pursuant to Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended. The information set forth under Item 1.01 is incorporated herein by reference.

The securities offered and sold pursuant to the Subscription Agreements will not be or have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Commission or an applicable exemption from such registration requirements. As described under Item 1.01, above, our company has agreed to file a registration statement with the Commission covering the resale of the common shares issuable upon conversion of the Debentures and exercise of the Warrants and Agent Warrants.

Note Termination Agreement

On June 5, 2014, we entered into a Note Termination Agreement, pursuant to which we agreed to settle all amounts due under a convertible promissory note by (i) issuing an aggregate of 330,000 shares to one lender, at a conversion price of $0.12 per share, in connection with the conversion of the principal amount of $40,000 of such note of the aggregate principal amount of $124,444, including accrued and unpaid interest thereon; and (ii) making a cash payment of $175,000.

We will issue the shares to the lender, an accredited investor, pursuant to Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the Note Termination Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which is attached hereto as an exhibit and is incorporated herein by reference.

Grant of Options

On June 6, 2014, our board of directors granted options to purchase 2,880,000 of our common shares to David Hochman, a director of our company pursuant to the Director Appointment described below under Item 5.02 of this Form 8-K, and options to purchase 1,440,000 of our common shares to Andrew Kaplan, a director of our company. The options carry an exercise price of $0.128 per share and shall vest annually over a period of four years from the date of grant, commencing on the first anniversary of the grant date.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

CEO Resignation and Appointment

We appointed Ms. Carole Hochman as our Chief Executive Officer and Chief Creative Officer, and to serve as a director of our company, with each appointment subject to the closing of the Offering on June 10, 2014 and effective as of the day after the closing of the Offering. Ms. Carole Hochman became an employee of the Company on June 6, 2014

Carole Hochman, age 69, is a renowned designer and sleepwear pioneer. She is considered one of the single most influential women in the intimate apparel and sleepwear business in the United States. She has been creating intimate apparel for more than 30 years and was the driving force behind the Carole Hochman Design Group, for which she served as Chief Creative Officer until her departure in 2013 and for which she was previously CEO until its acquisition by the Komar in 2010. Under Ms. Hochman’s leadership, Carole Hochman Design Group manufactured Carole Hochman brand of sleepwear, loungewear and daywear, and numerous sleepwear collections including Christian Dior, Oscar de la Renta, Ralph Lauren, Jockey, Donna Karan, Tommy Bahama and Betsey Johnson.

Other than her son David Hochman, who will serve as a director of our company, Ms. Hochman has no family relationships with any other officer or director of our company. With respect to our company, Ms. Hochman has not had a direct or indirect material interest in any transaction described in Item 404(a) of Regulation S-K, except that Ms. Hochman purchased 28 Units in the Offering.

In connection with the appointment of Ms. Hochman, we entered into an employment agreement dated June 6, 2014 (the “Hochman Agreement”) for a term of three years whereby (a) we shall pay Ms. Hochman a base salary of $400,000 per year, provided Ms. Hochman will forgo the first twelve months of the base salary; (b) Ms. Hochman shall receive a sign-on stock option grant to purchase 50,400,000 of our common shares, equal to 20% of our issued common shares on a fully-diluted basis following the final closing of the Offering, with each option exercisable at $0.128 per share and vesting in equal monthly instalments over a period of three years from the date of grant; (c) Ms. Hochman will be eligible to receive an annual cash bonus for each whole or partial year during the employment term payable based on the achievement of one or more performance goals established annually by our board of directors; (d) Ms. Hochman will be entitled to participate in our company’s employee benefit plans; and (e) Ms. Hochman will be entitled to an annual expense allowance.

The Hochman Agreement provides that if Ms. Hochman’s employment is terminated for any reason she will be entitled to all earned but unpaid base salary and bonus, accured vacation, vested benefits or compensation, indemnification rights she would otherwise be entitled to, and any incurred but unreiumbursed expenses. In addition, if Ms. Hochman’s employment is terminated by the Company without cause, or by Ms. Hochman for good reason (each as defined in the Hochman Agreement), she will also be entitled to (a) a pro-rata portion of her target bonus for the year in which the termination of employment occurs and (b) continued payments of base salary paid in cash in equal monthly installments for a period of 12 months following the termination date. In the event that Ms. Hochman’s employment is terminated due to death or disability, she will be entitled to receive benefits in accordance with the Company’s then established plans, programs, and practices and her outstanding equity awards will be treated in accordance with their terms.

The foregoing description of the Hochman Agreement is qualified in its entirety by reference to the full text of the Hochman Agreement, which is filed as an Exhibit to this report and is incorporated herein by reference.

Also in connection with the appointment of Ms. Hochman, Mr. Joel Primus resigned as Chief Executive Officer. He remains as our company’s President and as a director.

CFO Appointment

We appointed Mr. Michael Flanagan, age 62, as our Chief Financial Officer and Chief Operating Officer effective June 9, 2014. Mr. Michael Flanagan became an employee of the Company on June 6, 2014.

Mr. Flanagan brings more than 30 years of very successful apparel experience in both finance and operations. Mr. Flanagan began his career in 1979 at Warnaco Inc, a Fortune 500 Apparel Company, in the company’s management trainee program and managed cost accounting, financial accounting and internal audit for multiple divisions. Mr. Flanagan next managed Internal Audit at Crystal Brands, another Fortune 500 apparel company, then spent 13 years at Brooks Brothers Inc. as the Senior Vice President of both Finance and Distribution/Logistics/Customer Service where he helped grow the Company from less than $200 million in sales to over $650 million. In 2001, Michael partnered with Morgan Stanley and helped lead the team, as CFO, selling Brooks Brothers to Retail Brand Alliance in 2002. From 2003 to 2009, Michael served as the COO/CFO of luxury brand, Nat Nast Inc. after which he became COO/CFO of Summit Golf Brands until 2013.

Mr. Flanagan has no family relationships with any other officer or director of our company. With respect to our company, Mr. Flanagan has not had a direct or indirect material interest in any transaction described in Item 404(a) of Regulation S-K.

In connection with the appointment of Mr. Flanagan, we entered into an employment agreement commencing June 6, 2014 for a term of four years whereby (a) we shall pay Mr. Flanagan a base salary of $200,000 per year; (b) Mr. Flanagan shall receive a sign-on stock option grant to purchase 2,800,000 of our common shares, with each option exercisable at $0.128 per share and vesting monthly over a period of four years from the date of grant; and (c) Mr. Flanagan will be entitled to participate in our company’s employee benefit plans.

Also in connection with the appointment of Mr. Flanagan, Mr. Primus resigned as our interim Chief Financial Officer. He remains as our company’s President and as a director.

Executive Appointment

On June 6, 2014, we appointed Mr. Carlos Serra, age 45, as our company’s VP Sales and Merchandising, effective June 23, 2014. Mr. Carlos Serra has been an employee of the Company since June 6, 2014.

Mr. Serra is a senior sales, merchandising and marketing executive with over 18 years of experience in the intimate apparel industry. Mr. Serra began his career with Macy’s, completing their retail executive training program. Mr. Serra has worked in the strategic sales, development, merchandising and marketing divisions for the distribution of men’s and women’s collections for brands such as Emporio Armani, Calvin Klein, and Polo Ralph Lauren. He has worked with product development teams worldwide to create the proper assortment mix for global distribution within wholesale and proprietary distribution channels. Mr. Serra was instrumental in the global launch of Emporio Armani men’s underwear featuring David Beckham.

Mr. Serra has no family relationships with any other officer or director of our company. With respect to our company, Mr. Serra has not had a direct or indirect material interest in any transaction described in Item 404(a) of Regulation S-K.

In connection with the appointment of Mr. Serra, we entered into an employment agreement commencing June 6, 2014 for a term of four years whereby (a) we shall pay Mr. Serra a base salary of $175,000 per year; (b) Mr. Serra shall receive a sign-on stock option grant to purchase 3,700,000 of our common shares, with each option exercisable at $0.128 per share and vesting monthly over a period of four years from the date of grant; and (c) Mr. Serra will be entitled to participate in our company’s employee benefit plans.

Director Appointment

On June 6, 2014, we appointed Mr. David Hochman, age 39, as a director of our company with such appointment effective upon the closing of the Offering on June 10, 2014.

Mr. Hochman is a Managing Partner of Orchestra Medical Ventures, an investment firm that employs an innovative strategy to create, build and invest in medical technology companies intended to generate substantial clinical value and superior investor returns. He is also President of Accelerated Technologies, Inc (ATI), a medical device accelerator managed by Orchestra. Mr. Hochman has over 17 years of venture capital and investment banking experience. Mr. Hochman is the Chairman of Vital Access Corp. and serves as a director of MOTUS GI Medical Technologies, Caliber Therapeutics, BackBeat Medical (where he is also President), FreeHold Surgical, Maternity Neighborhood and Corbus Pharmaceuticals. Prior to joining Orchestra, Mr. Hochman was Chief Executive Officer of Spencer Trask Edison Partners, LLC, a principal investment partnership focused on early stage healthcare companies. He was also Managing Director of Spencer Trask Ventures, Inc. during which time he was responsible for directing the firm's venture banking group and led financing transactions for over 20 early-stage companies, securing over $420 million in equity capital. Mr. Hochman was an board advisor of Health Dialog Services Corporation, a world leader in collaborative care management that was acquired in 2008 by the British United Provident Association for $750 million. He was also a co-founder and director of PROLOR Biotech, Inc., a biopharmaceutical company developing longer-lasting versions of approved therapeutic proteins, which was purchased by Opko Health, Inc. (NYSE: OPK) in 2013 for over $600 million. Mr. Hochman also currently serves as a board member of two non-profit organizations: the Citizens Committee for New York City and the Mollie Parnis Livingston Foundation. He graduated with honors from the University of Michigan.

Mr. Hochman has no family relationships with any other officer or director of our company, except that Carole Hochman, our Chief Executive Officer, Chief Creative Officer and director of our company, pursuant to the CEO Resignation and Appointment described above, is his mother. With respect to our company, Mr. Hochman has not had a direct or indirect material interest in any transaction described in Item 404(a) of Regulation S-K, except that Mr. Hochman beneficially purchased 5 Units in the Offering.

Item 7.01 Regulation FD Disclosure

On June 10, 2014, our company issued a press releases with respect to the Private Placement Offering and on June 11, 2014 our company issued a press release regarding the, , CEO Appointment, CFO Appointment and Executive Appointment, copies of which are attached as Exhibit 99.1 and 99.2, respectively to this Current Report on Form 8-K.

The information in this Item 7.01 (including Exhibit 99.1 and 99.2) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 8.01 Other Events.

Pursuant to Rule 135c of the Securities Act of 1933, a news release with respect to a completed private placement is appended to this Form 8-K Current Report as exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Subscription Agreement by and among the company and the Purchasers

10.2	Form of Senior Secured Convertible Debenture

10.3	Form of Security Agreement

10.4	Form of Warrant

10.5	Form of Registration Rights Agreement

10.6	2014 Long Term Incentive Plan

10.7	Note Termination Agreement between the company and JMJ Financial

10.8	Form of Stock Option Agreement

10.9	Employment Agreement between the company and Carole Hochman

99.1	Financing Press release dated June 10, 2014

99.2	Team Press release dated June 11, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAKED BRAND GROUP INC.

By: /s/ Joel Primus
Joel Primus, President

Date: June 11, 2014